Exhibit (e)(i)(C)

Amendment No.2 to

Distribution Agreement

This Amendment No.2 to the Distribution Agreement, dated as of November 12, 2015 (the “Amendment”), by and between Cullen Funds Trust, a Delaware Statutory Trust (the “Fund”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Fund and Distributor entered into a Distribution Agreement dated November 1, 2011, as amended on August 21, 2012 (the “Agreement”); and

WHEREAS, the Distributor and the Fund wish to modify the provisions of the Agreement to reflect the addition of a new Portfolio under Appendix A of this Agreement; and

NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. The parties hereto agree to delete Appendix A in its entirety and replace it with a new Appendix A attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

CULLEN CAPITAL MANAGEMENT LLC		ALPS DISTRIBUTORS, INC.

By:	/s/ Jeff Battaglia	By:	/s/ Thomas A. Carter
Name:	Jeff Battaglia	Name:	Thomas A. Carter
Title:	Chief Operating Officer	Title:	Executive Vice President

EXHIBIT A

LIST OF PORTFOLIOS

Cullen High Dividend Equity Fund – Retail Shares

Cullen High Dividend Equity Fund – C Shares

Cullen High Dividend Equity Fund – I Shares

Cullen High Dividend Equity Fund – R1 Shares

Cullen High Dividend Equity Fund – R2 Shares

Cullen International High Dividend Fund – Retail Shares

Cullen International High Dividend Fund – C Shares

Cullen International High Dividend Fund – I Shares

Cullen International High Dividend Fund – R1 Shares

Cullen International High Dividend Fund – R2 Shares

Cullen Small Cap Value Fund – Retail Shares

Cullen Small Cap Value Fund – C Shares

Cullen Small Cap Value Fund – I Shares

Cullen Small Cap Value Fund – R1 Shares

Cullen Small Cap Value Fund – R2 Shares

Cullen Value Fund – Retail Shares

Cullen Value Fund – C Shares

Cullen Value Fund – I Shares

Cullen Emerging Markets High Dividend Fund – Retail Shares

Cullen Emerging Markets High Dividend Fund – C Shares

Cullen Emerging Markets High Dividend Fund – I Shares

Cullen Enhanced Equity Income Fund – Retail Shares

Cullen Enhanced Equity Income Fund – C Shares

Cullen Enhanced Equity Income Fund – I Shares